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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.



                         Date of Report October 11, 2000


                         SBA COMMUNICATIONS CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Florida                             000-30110                 65-0716501
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  (State or other jurisdiction       Commission File           (I.R.S. Employer
of incorporation or organization)         Number             Identification No.)



One Town Center Road, Boca Raton, Florida                             33486
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(Address of principal executive offices)                           (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation ("SBA") reported that in the third quarter it increased its tower portfolio by 290 towers to 1,950 total towers. Of the 290 towers added in the third quarter, 215 were newly-built and 75 were existing towers acquired by SBA. The 75 towers were acquired in 26 separate transactions for an aggregate price of $35.4 million. Based on tenant leases executed as of September 30, 2000, same tower revenue growth for the trailing twelve months on the 956 towers SBA owned as of September 30, 1999 was 35%. With respect to the 1,660 towers owned at the beginning of the third quarter, SBA added 245 new tenant leases at an average initial monthly rental of $1,498, which is an annualized rate of .59 new tenants per tower.

                  At September 30, 2000, SBA had agreements to acquire 419 additional existing towers in 37 separate transactions for an aggregate purchase price of $141.2 million, including the previously announced agreement to acquire 275 towers from Telecorp PCS for $90.1 million. These acquisitions are anticipated to close within the next six months. SBA is currently involved in projects for over 1,600 tower builds for its ownership throughout the nation, consisting of over 600 build-to-suit mandates from wireless carriers and over 1,000 sites SBA is developing through its strategic siting efforts.

                  SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 14,000 antenna sites in the United States.

                  SBA will hold a conference call to discuss these results on Wednesday, October 11, 2000 at 10:00 AM EDT. The dial-in number is 800-230-1096. The name of the conference call is "SBA Third Quarter Operational Results." The replay will be available from October 11, 2000 at 2:30 PM through October 18, 2000 at 11:59 PM. The replay number is 800-475-6701. The access code is 543201.

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated October 11, 2000
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




October 11, 2000                                  /s/  Pamela J. Kline
                                                  --------------------
                                                  Pamela J. Kline
                                                  Chief Accounting Officer




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